Valley Anesthesia
Educational Programs, Inc.
Financial Statements
August 20, 2009

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Table of Contents
August 20, 2009

Page

Independent Auditors’ Report	1

Financial Statements

Balance Sheet	2
Statement of Income	3
Statement of Changes in Shareholders’ Equity (Deficit)	4
Statement of Cash Flows	5

Notes to Financial Statements	6-9

Independent Auditors’ Report

To the Board of Directors and Stockholders
Valley Anesthesia Educational Programs, Inc.

We have audited the accompanying balance sheet of Valley Anesthesia Educational Programs, Inc. (the "Company"), as of August 20, 2009, and the related statements of operations, change in shareholders' equity, and cash flows for the period January 1, 2009 through August 20, 2009. The Company's management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 20, 2009 and the results of its operations and its cash flows for the period January 1, 2009 through August 20, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
July 12, 2010

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Balance Sheet
August 20, 2009

ASSETS
Current Assets
Cash and cash equivalents	$301,606
Accounts receivable	21,082
Prepaid expenses	2,803
325,491

Office Equipment	10,873
Other Assets - Security deposits	12,500
23,373
$348,864

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$965
Accrued expenses	17,057
Deferred revenue	525,955
543,977
Shareholders' Equity
Common stock
No par value; 100 shares authorized, issued, and outstanding	1,000
Accumulated deficit	(196,113)
(195,113)
$348,864

See independent auditors' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statement of Income
For the Period Ended August 20, 2009

Revenue	$932,573
Less: Refunds and NSF checks	8,670
923,903
Costs and Expenses
Cost of revenue	196,502
Selling and administrative expenses	249,454
Depreciation and amortization	6,578
452,534

Income from Operations	471,369

Other Income
Interest and dividend income	3,674

Net Income	$475,043

Earnings Per Share - basic and diluted	$4,750.43

Weighted Average Shares Outstanding - basic and diluted	100

See independent auditors' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statement of Changes in Shareholders' Equity (Deficit)
For the Period Ended August 20, 2009

	Common Stock		Retained Earnings	Total
	Shares	Amount	(Deficit)	Equity

Balance - January 1, 2009	100	$1,000	$(523,556)	$(522,556)

Net Income	-	-	475,043	475,043

Distributions to Shareholders	-	-	(147,600)	(147,600)

Balance - August 20, 2009	100	$1,000	$(196,113)	$(195,113)

See independent auditors' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statement of Cash Flows
For the Period Ended August 20, 2009

Cash Flows from Operating Activities
Net income	$475,043
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	6,578
(Increase) decrease in:
Accounts receivable	(21,082)
Inventory	3,830
Prepaid expenses	2,197
Other current assets	2,850
Increase (decrease) in:
Accounts payable	(8,654)
Accrued expenses	(86,329)
Deferred revenue	(178,820)
195,613
Cash Flows Provided By Investing Activities
Security deposits	(12,500)

Cash Flows Used In Financing Activities
Distribution to shareholders	(147,600)

Net Increase In Cash	35,513

Cash and Cash Equivalents - beginning of period	266,093

Cash and Cash Equivalents - end of period	$301,606

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-

Taxes	$-

See independent auditors' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Notes to Financial Statements
August 20, 2009

1 -	Organization and Nature of Business

Valley Anesthesia Educational Programs, Inc. (the “Company”) was incorporated on March 9, 1993 in Iowa and has its corporate offices located in Des Moines, Iowa.  The Company designs and provides comprehensive review and update courses and study materials to Student Registered Nurse Anesthetists in preparation for the National Certifying Exam throughout the continental United States.

2 -	Sale of Assets

Effective August 20, 2009, the Company entered into an asset purchase agreement (“Agreement”) whereby the Company sold all of its operating assets and all of its operations to Valley Anesthesia, Inc. (“Buyer”), a Delaware corporation.  Consideration received included a.) $2,000,000 in cash, b.) $2,000,000 note (recorded at fair value of $1,702,883) c.) receivable for an earn out provision at its present value of $79,990, and d.) transfer of liabilities in a net amount of $55,342.  Assets sold included the website and domain, inventory, office equipment, receivables, prepaid but unearned revenues, trademarks, copyrights, trade names and all other intellectual property including goodwill.

3 -	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a.
Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.

b.
Revenue Recognition - The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of the attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation. Deferred revenue is recorded when payments are received in advance of the time of the attendance at the course and when the manual and study guides are shipped. The Company does not accept returns of manuals and study guides.

c.	Cost of Revenue - Cost of revenue includes costs of printing, costs of facilities used for presentation of courses, preparation of course materials, and other costs.

d.
Shipping and Handling Costs - Costs incurred for shipping and handling, included in selling and administrative expense in the approximate amount of $5,449 for the period January 1, 2009 through August 20, 2009, are expensed as incurred.

e.
Accounts Receivable - The Company does not have a general provision for doubtful accounts.  Accounts receivable generally consist of the amount due on the receipt of payment from the company processing credit card payments from customers.

f.
Inventory - The Company generally does not maintain an inventory of manuals and study guides.  These materials are ordered from the printing company as orders from customers are received.  Manuals received and not yet shipped are carried at cost computed on a first-in, first-out basis.

g.
Fixed Assets - Fixed assets are carried at cost.  Depreciation of office equipment is calculated using the straight line method over the three year estimated useful lives of the related assets.  Expenditures for repairs and maintenance are charged to expense as incurred.  Depreciation expense was $6,578 during the period January 1, 2009 through August 20, 2009.

h.
Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, future cash flows associated with impairment testing for long-lived assets and contingencies.

i.
Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses which approximate fair value because of their short maturities.

j.
Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.  At August 20, 2009, the Company does not believe that any impairment has occurred.

k.
Recently Issued Accounting Pronouncements - In September 2009, the Company implemented the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).  All of the content included in the Codification is considered authoritative.  The Codification is not intended to amend GAAP, but codifies previous accounting literature.  The Company has changed the referencing of authoritative accounting literature to conform to the Codification.

In May 2009, the Company adopted ASC 855-10 “Subsequent Events”.  The Codification does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition.  The Codification is effective for financial statements issued after June 15, 2009.  The adoption did not have a significant impact on the Company’s financial statements.

The Company adopted Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force”.  This ASU establishes a selling price hierarchy for determining the selling price of a deliverable, inclusive of an estimated selling price if neither vendor specific objective evidence nor third party evidence is available.  While this ASU was issued in October 2009, early adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

l.	Income Taxes - The Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statues. Accordingly, no provision has been made for federal or state taxes.

ASC 740, Accounting for Uncertainty in Income Taxes is effective for the Company’s fiscal period beginning January 1, 2009.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements.

Although the Company is considered a pass-through entity for federal and state income tax purposes, ASC 740 is applicable.  The Financial Accounting Standards Board has deferred guidance on the application of the provisions of ASC 740 as they relate to pass-through entities.  However, certain taxing jurisdictions do not recognize the Company’s income tax status as a pass-through entity.  The Company’s accounting policy for evaluating uncertain tax positions taken or expected to be taken in income tax filings, should they arise, is based on its assessment of tax positions that have uncertainty as to the probability of being sustained upon examination by those jurisdictions.  Therefore, the Company may be subject to income tax liability-related exposures.

The Company has determined that there are no unrecognized tax positions pursuant to ASC 740.

In addition to its federal income tax return, the Company was obligated to file in various states.  All periods within the applicable jurisdictions’ statutes of limitation remain open to government audit.

m.
Earnings Per Share - Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.  The Company had no common equivalent shares outstanding which would have had a dilutive effect on the earnings per share.

n.	Industry Segment Information - The Company has determined that they operate under one segment and are not required to report on their operations by segment.

4 -	Commitment and Contingencies

a.
Lease - The Company rents office space from one of its shareholders on a month to month basis.  The Company pays $656 per month for rent.  Rent expense for the period January 1, 2009 through August 20, 2009 was $5,250.

b.
Retirement Plan - The Company has a profit sharing plan for certain eligible employees who work more than 1,000 hours per year.  The Company did not make contributions during the period January 1, 2009 through August 20, 2009.  Employer contributions begin vesting at 20% after year two and are fully vested after six years.

c.
Commitment for Conference Facilities - The Company’s courses are presented in conference facilities located in hotels in various cities throughout the continental United States. The Company enters into contracts with the various hotels well in advance of the upcoming courses. These contracts provide, among other matters, that the Company guarantee a stated minimum number of attendees and/or guest rooms, and may hold the Company to stated percentages of the amounts in the event of course cancellation.

d.
Employment Agreement - The Company has an employment agreement with one of its executives that provides for compensation of approximately $90,000 for calendar year 2009.  This agreement was assigned to the Buyer (see Note 2).

5 -	Income Taxes

The Company's successor in connection with the sale of its assets and operations, as described in Note 2, is to be taxed as a C Corporation, and as such will incur its own income taxes.  Had the Company not been an S Corporation, and had it incurred its own income taxes, the provision for such would be as follows:

	For the period January 1 through August 20, 2009
	Federal	State	Total
Current	$97,000	$22,000	$119,000
Deferred	51,000	11,000	62,000
	$148,000	$33,000	$181,000

Net deferred tax assets (liabilities) as at August 20, 2009 would have included the following components:

Accounts receivable	$(8,000)
Prepaid expenses	(1,000)
Accrued expenses	7,000
Deferred revenue	203,000
$201,000

No valuation allowance has been considered against the deferred tax assets in as much as the Company would expect to realize the full amount of the deferred tax assets.

Pro forma net income and net income per share are as follows:

Net income as reported	$475,043
Provision for income taxes	181,000
Pro forma net income	$294,043

Per share data - basic diluted:

Net income as reported	$4,750
Provision for income taxes	1,810
Pro forma net income	$2,940
Weighted average number of shares outstanding - basic and diluted	100

6 -	Subsequent Events

Subsequent events have been evaluated for disclosure and recognition through July 12, 2010.